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                           WHG RESORTS & CASINOS INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                              JANUARY  , 1998

 KNOW ALL MEN BY THESE PRESENTS that the undersigned stockholder of WHG RESORTS & CASINOS INC. (the "Company") does hereby constitute and appoint LOUIS J. NICASTRO and BARBARA M. NORMAN (the "Proxies") and each of them (each with full power of substitution of another) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed on the reverse side hereof, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on January , 1998 at 11:00 A.M. local time at The Breakers, One South County Road, Palm Beach, Florida, and at any adjournment or adjournments thereof, all as set forth in the Notice of Special Meeting and Proxy Statement.

 In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the meeting.

 THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER DATED SEPTEMBER 30, 1997 BY AND AMONG PATRIOT AMERICAN HOSPITALITY OPERATING
COMPANY, PATRIOT AMERICAN HOSPITALITY    WHG RESORTS & CASINOS INC.
OPERATING COMPANY ACQUISITION            P.O. BOX 11039
SUBSIDIARY, PATRIOT AMERICAN             NEW YORK, N.Y. 10203-0039
HOSPITALITY, INC. AND THE COMPANY
(THE "MERGER AGREEMENT"), AND THE
TRANSACTIONS CONTEMPLATED THEREBY.

(Continued and to be signed on reverse side)
   X            X            X
FOR AGAINST ABSTAIN
     X          X
I (we) willwill notattend the Special
Meeting in person.
     Change of Address and or Comments Mark Here

IMPORTANT: PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR HEREON, AND WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. IF SIGNATORY IS A CORPORATION, SIGN THE FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY EACH STOCKHOLDER NAMED SHOULD SIGN.
Dated: _________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
  X 1. APPROVAL AND ADOPTION OF MERGER AGREEMENT AND TRANSACTIONS CONTEMPLATED
                                    THEREBY.

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VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK
                                       X
    PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.